SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2015

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On May 13, 2015, Wausau Paper Corp. (the “Company”) held its Annual Meeting of Shareholders.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

The two nominees proposed by the Board of Directors as Class I directors for a three-year term expiring at the 2018 Annual Meeting were elected by the following votes:

Name	For	Withheld	Broker Non-Votes

Michael C. Burandt	43,648,632	721,398	2,397,171
Charles E. Hodges	43,733,760	636,270	2,397,171

Other continuing directors include:  (1) Class II directors G. Watts Humphrey, Jr., John S. Kvocka, and George P. Murphy, whose terms expire at the 2016 Annual Meeting; and (2) Class III directors Londa J. Dewey, Gary W. Freels, and Gavin T. Molinelli, whose terms expire at the 2017 Annual Meeting.

2.

A proposal to approve the Company’s executive compensation was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
43,076,133	1,185,077	108,820	2,397,171

3.

A proposal to re-approve the material terms of performance goals included in the 2010 Stock Incentive Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
43,041,038	1,230,793	98,199	2,397,171

4.

A proposal for ratification of the audit committee’s selection of Deloitte & Touche LLP as our independent auditor for the 2015 fiscal year was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
46,421,093	191,722	154,386	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  May 15, 2015

By:

SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and Chief Financial Officer